                                                                    Exhibit 4(d)

                             CERTIFICATE OF TRUST
                                      OF
                          PROVIDENT CAPITAL TRUST II

          This Certificate of Trust is being duly executed as of May 14, 1999 for the purposes of forming a business trust pursuant to the Delaware Business Trust Act (12 Del. C. (S) 3801 et. seq.) (the "Act").
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          1.   Name.  The name of the business trust formed hereby is Provident
               ----
Capital Trust II (the "Trust") .

          2.   Delaware Trustee.  The name and business address of the Delaware
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resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          Chase Manhattan Bank Delaware
          1201 Market Street, 9/th/ Floor
          Wilmington, Delaware 19801
          Attention: Corporate Trust Department

          3.   Effective Date.  This Certificate of Trust, which may be executed
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in counterparts, shall be effective immediately upon filing with the Secretary of State of the State of Delaware.


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                                   follows.]

          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the date first written above.


                                        THE CHASE MANHATTAN BANK,
                                         as Property Trustee


                                        By: /s/ DAVID KOVACH
                                           -------------------------------------
                                           Name: David Kovach
                                           Title: Authorized Signatory


                                        CHASE MANHATTAN BANK DELAWARE,
                                         as Delaware Trustee


                                        By: /s/ DENIS KELLY
                                           -------------------------------------
                                           Name: Denis Kelly
                                           Title: Trust Officer


                                        /s/ CHRISTOPHER J. CAREY
                                        ----------------------------------------
                                        Christopher J. Carey, as Regular Trustee


                                        /s/ MARK E. MAGEE
                                        ----------------------------------------
                                        Mark E. Magee, as Regular Trustee

                                        /s/ TAYFUN TUZUN
                                        ----------------------------------------
                                        Tayfun Tuzun, as Regular Trustee